Exhibit 99.2

Dick Weil Chief Executive Officer Roger Thompson Chief Financial Officer Janus Henderson Group 4Q18 and FY18 results presentation Tuesday 5 February 2019

Dick Weil Chief Executive Officer 4Q18 and FY18 results presentation 2018 achievements and future priorities

2018 achievements

Despite challenging conditions, much was achieved in 2018

Investment performance

- Majority of AUM outperforming benchmark over one, three and five year periods[1]
  - 8 out of the 10 largest US managed equity and multi-asset portfolios (~US$70bn of AUM) beat respective benchmarks over one year, net of fees[2]
- Over 60% of mutual fund AUM is in top 2 Morningstar quartiles over one, three and five years[3]
- 55% of US mutual funds have a 4 or 5 star Overall Morningstar Rating[4]

Performance data as at 31 December 2018.

Client relationships

- US equity business gaining market share in the US Retail channel
- Winning new Institutional business across all global regions and a diversified list of strategies, reinforcing the strength and breadth of our investment capabilities
- Outpaced growth in our Multi-Asset capability, with 6% organic growth during the year
- Early wins in recently developed products including Adaptive Allocation, Multi Sector Bond and Absolute Return Income

Integration, capital & culture

- Achieved targeted cost synergies of US$125m nearly 18 months ahead of plan, substantially completing integration
- Returned meaningful cash to shareholders with US$275m in dividends and the completion of a US$100m share buyback
- Hired high calibre talent, further strengthening existing team
- Progressed efforts around a common culture built on ethos of Knowledge. Shared

[1] Represents percentage of AUM outperforming the relevant benchmark. Full performance disclosures detailed in the appendix on slide 26.
[2] Based on Class I / Institutional Shares of portfolios managed by US-based investment teams. Performance may vary by share class.
[3] Full performance disclosures detailed in the appendix on slide 27.
[4] Based on risk-adjusted returns for Class I / Institutional Shares, or share class with longest history. Full performance disclosures detailed in the appendix on slide 42.

Janus Henderson GROUP PLC
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Five strategic priorities Our focus for 2019 1 4 2 5 3 Produce dependable investment outcomes Focus on quality and stability of investment performance Enhance our proactive risk and control environment Excel in client experience Develop new growth initiatives Increase focus and operational efficiency Demand reliability, scalability, and simplicity Drive consistent and continuous improvement Build the businesses of tomorrow Focus on profitability and processes

Our vision We will seek to achieve our vision by Delivering excellent, dependable investment results that outperform the competition Ensuring industry-leading client experience Enhancing our infrastructure to be built on a foundation of market leading technology and operational efficiency Janus Henderson aspires to be a firm in which clients and shareholders seek to invest in for the long term

Roger Thompson Chief Financial Officer 4Q18 and FY18 results presentation Business and financial update

FY18 results

- Adjusted revenue was up year over year as higher management fees offset lower performance fees
- Adjusted operating margin of 39% was down slightly year over year
- End of period AUM was down 11% from the prior year, driven by US$41bn of negative market returns in 4Q18
- FY18 dividends per share were up by 17% compared to the prior year
- Completed US$100m buyback in 2018; Board approved additional authorisation of US$200m in 2019

Key metrics – FY18 vs FY17

		FY18	FY17[1]
	3 year investment outperformance[2]	61%	66%
	Net flows	(US$18.1bn)	(US$10.2bn)
	Total AUM	US$328.5bn	US$370.8bn
US GAAP	Total revenue	US$2,306m	US$1,818m
US GAAP	Operating margin	28.2%	24.3%
US GAAP	Diluted EPS	US$2.61	US$3.93
Adjusted[3]	Adj. revenue	US$1,860m	US$1,848m
Adjusted[3]	Adj. operating margin	39.0%	39.6%
Adjusted[3]	Adj. diluted EPS	US$2.74	US$2.48
	Dividend per share[4]	US$1.40	US$1.20

[1] FY17 data presents pro forma net flows, AUM and adjusted results as if the merger had occurred at the beginning of the period shown. Results updated to reflect the adoption of the new revenue recognition standard, with a reconciliation shown on slide 37.
[2] Represents percentage of AUM outperforming the relevant benchmark. Full performance disclosures detailed in the appendix on slide 26.
[3] See adjusted financial measures reconciliation on slides 34 and 35 for additional information.
[4] 2017 dividend per share reflects the hypothetical per share dividend for Janus Henderson Group plc for 1Q. Amount is derived by taking the sum of the cash dividends each legacy firm paid to its respective shareholders (for legacy Janus that was US$20.3m and for legacy Henderson that was US$26.9m), divided by the number of shares outstanding as at 30 May 2017 (approximately 200.4m). USD/GBP 1.3017.

Janus Henderson GROUP PLC
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4Q18 results Achieved cost synergy target of US$125m, significantly ahead of schedule, and we continue to seek to unlock efficiencies in the business 3 year investment performance remained solid in 4Q18 AUM of US$328.5bn reflects impact of weak markets and elevated net outflows during the quarter Adjusted diluted EPS of US$0.59 reflects 4Q18 elevated tax rate Declared US$0.36 per share dividend and completed US$50m of share buybacks 4Q18 3Q18 3 year investment outperformance¹ 61% 60% Net flows (US$8.4bn) (US$4.3bn) Total AUM US$328.5bn US$378.1bn US GAAP diluted EPS US$0.54 US$0.55 Adjusted diluted EPS² US$0.59 US$0.69 Dividend per share US$0.36 US$0.36 Key metrics – 4Q18 vs 3Q18 1 Represents percentage of AUM outperforming the relevant benchmark. Full performance disclosures detailed in the appendix on slide 26. 2 See adjusted financial measures reconciliation on slide 35 for additional information.

Capability 1 year 3 years 5 years Equities Fixed Income Quantitative Equities Multi-Asset Alternatives Total Investment performance Investment performance is mixed across capabilities % of AUM outperforming benchmark (31 Dec 2017 to 31 Dec 2018) % of AUM outperforming benchmark (as at 31 Dec 2018) Note: Represents percentage of AUM outperforming the relevant benchmark. Full performance disclosures detailed in the appendix on slide 26. 100% 72% 55% 67% 90% 61% 81% 35% 55% 91% 94% 93% 88% 36% 11% 20% 15% 71% 76 66 79 79 68 84 69 64 82 63 60 81 55 61 72 1 year 3 years 5 years 31 Dec 2017 31 Mar 2018 30 Jun 2018 30 Sep 2018 31 Dec 2018

Total flows Total flows 4Q16 to 4Q18 (US$bn) Redemptions Sales Net sales / (redemptions) 26% 24% 24% 21% 22% 21% 18% 19% 17% Annualised gross sales¹ Annualised gross redemptions¹ Outflows driven by higher redemptions and industry wide slowdown in sales Note: Data for periods prior to and including 2Q17 presents pro forma flows of JHG as if the merger had occurred at the beginning of the period shown. 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. (28%) (33%) (26%) (20%) (25%) (24%) (21%) (24%) (26%) 20.9 19.4 20.2 18.3 20.0 19.7 17.1 17.7 16.6 (23.0) (26.4) (21.2) (17.6) (22.9) (22.4) (19.8) (22.0) (25.0) (2.1) (7.0) (1.0) 0.7 (2.9) (2.7) (2.7) (4.3) (8.4) 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18

4Q18 flows by capability 4Q18 flows by capability (US$bn) Annualised gross sales¹ Redemptions Sales Net sales / (redemptions) 17% 25% 3% 27% 18% Outflows reflect challenging market conditions in the quarter (25%) (32%) (11%) (22%) (69%) Annualised gross redemptions¹ Note: Reflects operational reclassification of existing client’s funds as detailed on slide 25. 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. 8.6 4.7 0.3 2.3 0.7 (12.7) (6.0) (1.4) (2.0) (2.9) (4.1) (1.3) (1.1) 0.3 (2.2) Equities Fixed Income Quantitative Equities Multi-Asset Alternatives

Statement of income Note: See adjusted financial measures reconciliation on slide 34 for additional information. Prior periods reflect the reclassification of certain revenue amounts from Other revenue to Shareowner servicing fees. US GAAP and adjusted US GAAP Adjustments Adjusted US GAAP Adjustments Adjusted Revenue Management fees 452.3 1,947.4 Performance fees 3.5 7.1 Shareowner servicing fees 37.0 154.2 Other revenue 52.3 197.7 Total revenue 545.1 (102.4) 442.7 2,306.4 (446.7) 1,859.7 Operating expenses Employee compensation and benefits 155.8 613.0 Long-term incentive plans 32.3 188.6 Distribution expenses 102.4 446.7 Investment administration 11.6 46.9 Marketing 12.8 37.9 General, administrative and occupancy 62.4 253.7 Depreciation and amortisation 17.8 69.8 Total operating expenses 395.1 (117.7) 277.4 1,656.6 (522.9) 1,133.7 Operating income 150.0 15.3 165.3 649.8 76.2 726.0 3 months ended 31 Dec 2018 Year ended 31 Dec 2018 US$m

Financial highlights Summary of results Note: FY17 data presents results of JHG as if the merger had occurred at the beginning of the period. FY17 results updated to reflect the adoption of the new revenue recognition standard, with a reconciliation shown on slide 37. See adjusted financial measures reconciliation on slides 34 and 35 for additional information. US GAAP and adjusted US$, except margin data 4Q18 3Q18 Change 4Q18 vs 3Q18 FY18 FY17 Pro forma Change FY18 vs FY17 Average AUM 347.8bn 376.8bn (8%) 367.7bn 346.5bn 6% Total revenue 545.1m 581.2m (6%) 2,306.4m 2,295.9m 0% Operating income 150.0m 148.3m 1% 649.8m 529.2m 23% Operating margin 27.5% 25.5% 2.0ppt 28.2% 23.0% 5.2ppt US GAAP diluted EPS 0.54 0.55 (2%) 2.61 3.46 (25%) Adjusted revenue 442.7m 468.9m (6%) 1,859.7m 1,848.1m 1% Adjusted operating income 165.3m 180.5m (8%) 726.0m 731.9m (1%) Adjusted operating margin 37.3% 38.5% (1.2ppt) 39.0% 39.6% (0.6ppt) Adjusted diluted EPS 0.59 0.69 (14%) 2.74 2.48 10%

4Q18 adjusted revenue drivers Revenue 4Q18 adjusted revenue reflects the impact of market decline Pro forma adjusted revenue – FY17 vs FY18 (US$m) Note: See adjusted financial measures reconciliation on slide 34 for additional information. Prior periods reflect the reclassification of certain revenue amounts from Other revenue to Shareowner servicing fees. 1 Net margin based on management fees net of distribution expenses. Decrease in 4Q18 management fees driven by 8% decline in average AUM Net management fee margin was down 0.7bps in 4Q18 reflecting the impact of mix shift from the market decline Performance fees increased from 3Q18 driven by seasonality US$m, except margin data 4Q18 3Q18 Change Total adjusted revenue 442.7 468.9 (6%) Management fees 452.3 498.7 (9%) Performance fees 3.5 (6.0) nm Shareowner servicing fees 37.0 40.2 (8%) Other revenue 52.3 48.3 8% Distribution expenses (102.4) (112.3) 9% Average net¹ mgmt fee margin 43.4bps 44.1bps (0.7bps) 1,947.4 1,869.3 7.1 84.7 154.2 144.5 197.7 197.4 (446.7) (447.8) 1,859.7 1,848.1 FY18 FY17 Management fees Performance fees Shareowner servicing fees Other revenue Distribution expenses

Performance fees

Performance in several European strategies drove year-over-year decline

- US$44m decline in 2018 SICAV performance fees
  - US$25m decline attributable to UK Absolute Return
  - US$19m decline due to three larger European Equity funds
- UK OEICs & UT performance fees down US$18m, primarily due to UK Absolute Return
- US mutual fund performance fees improved slightly in 2018, but remain negative

Performance fees – FY17 vs FY18
(US$m)



84.7
48.9
32.1
22.8
19.0
(38.0)
7.1
5.3
24.8
4.4
10.3
(37.7)
FY17
FY18
SICAVs
UK OEICs / UTs
Other²
Segregated mandates¹
US mutual funds

Note: FY17 performance fees do not cast due to rounding.
[1] Segregated Mandates includes Private Accounts, Managed CDOs and Private Equity.
[2] Other includes Offshore Absolute Return and Investment Trusts.

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Adjusted operating expenses – 3Q18 vs 4Q18 (US$m) Operating expenses Note: See adjusted financial measures reconciliation on slide 35 for additional information. Decline due to mark to market 277.4 (18.6) (0.6) 288.4 0.0 5.6 1.9 0.7 3Q18 Compensation and benefits LT incentive plans Investment administration Marketing General, admin. and occupancy Depreciation and amortisation 4Q18 US$m 4Q18 US GAAP Adjustments 4Q18 adjusted 3Q18 adjusted Change 4Q18 adjusted vs 3Q18 adjusted Employee compensation and benefits 155.8 (4.4) 151.4 151.4 0% Long-term incentive plans 32.3 0.2 32.5 51.1 (36%) Total compensation expenses 188.1 (4.2) 183.9 202.5 (9%) Distribution expenses 102.4 (102.4) – – nm Investment administration 11.6 – 11.6 12.2 (5%) Marketing 12.8 (0.1) 12.7 7.1 79% General, administrative and occupancy 62.4 (1.9) 60.5 58.6 3% Depreciation and amortisation 17.8 (9.1) 8.7 8.0 9% Non-staff operating expenses 207.0 (113.5) 93.5 85.9 9% Total operating expenses 395.1 (117.7) 277.4 288.4 (4%)

Capital management We remain committed to returning excess capital to shareholders Note: Dividend paid in 2Q17 reflects the hypothetical per share 1Q17 dividend for JHG derived by adding cash dividends each legacy firm paid to its respective shareholders (US$20.3m for legacy Janus and US$26.9m for legacy Henderson) divided by the number of shares outstanding as at 30 May 2017 (200.4m). USD/GBP 1.3017. JHG purchases shares on market for the annual share grants associated with variable compensation, which is not connected with the above Board approval or included in the above share repurchases. Quarterly capital return since merger (US$m) Dividend paid / share $0.24 $0.32 $0.32 $0.32 $0.36 $0.36 $0.36 Debt repayment (US$m) – 50.2 42.3 81.6 0.3 13.5 – On 4 February 2019, the Board authorised an additional on-market share buyback of up to US$200 million 47.2 63.7 63.7 63.1 71.6 71.2 69.2 49.9 50.0 47.2 63.7 63.7 63.1 71.6 121.1 119.2 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Dividends Share repurchases

Q&A

Appendix

Assets under management as at 31 Dec 2018 By client type By capability By client location US$167.6bn US$72.4bn US$44.3bn US$30.2bn US$14.0bn US$56.4bn US$143.1bn US$129.0bn US$172.4bn US$102.7bn US$53.4bn AUM: US$328.5bn 51% 22% 14% 9% 4% Equities Fixed Income Quantitative Equities Multi-Asset Alternatives 17% 44% 39% Self-directed Intermediary Institutional 53% 31% 16% North America EMEA & LatAm Asia Pacific

Investment management capabilities Diversified product range Equities US$167.6bn AUM 31 Dec 2018 US$328.5bn Fixed Income US$72.4bn Multi-Asset US$30.2bn Self-directed Intermediary Intermediary Institutional Institutional Institutional Institutional Quantitative Equities US$44.3bn Self-directed Self-directed Intermediary Intermediary Institutional Equities Wide range of equity strategies encompassing different geographic focuses and investment styles Fixed Income Coverage across the asset class, applying a wide range of differentiated techniques Quantitative Equities Intech applies advanced mathematical and systematic portfolio rebalancing intended to harness the volatility of movements in stock price Multi-Asset Retail and Institutional offering through a diversity of strategies Alternatives Expertise in liquid alternatives alongside traditional hedge funds Alternatives US$14.0bn Intermediary

Largest pooled funds by capability

Capability	Fund	Product	Strategy	AUM (US$bn) 31 Dec 2018
Equity	JnsHnd Enterprise	US Mutual Fund	Mid Cap Growth	16.4
	JnsHnd Research	US Mutual Fund	US Research Growth Equity	12.1
	JnsHnd Forty	US Mutual Fund	Concentrated Growth	11.0
	JnsHnd Triton	US Mutual Fund	Small-Mid Cap Growth	9.7
	JnsHnd Growth and Income	US Mutual Fund	Growth & Income	5.1
Fixed Income	JnsHnd Flexible Bond	US Mutual Fund	Core Plus Fixed Income	6.3
	JnsHnd Absolute Return	Australian UT	Absolute Return Income	4.3
	JnsHnd Strategic Bond	UK OEIC	Global Strategic Fixed Income	2.6
	JnsHnd Tactical Income	Australian MIS	Australian Tactical Income	2.3
	JnsHnd Hzn Euro Corporate Bond	SICAV	Investment Grade (EUR)	1.4
Quantitative Equities	JnsHnd US Mgd Volatility	US Mutual Fund	US Adaptive Volatility	1.2
	JnsHnd US Low Volatility Portfolio	US Mutual Fund	US Low Volatility	1.0
	JnsHnd Intech All World Minimum Variance Core	Dublin OEIC	All World Minimum Variance Core	0.6
	JnsHnd Global Inc Mgd Volatility	US Mutual Fund	Global Income Adaptive Volatility	0.2
	JnsHnd Intech Global All Country Low Volatility	Dublin OEIC	Global All Country Low Volatility	0.2
Multi-Asset	JnsHnd Balanced	US Mutual Fund	Balanced	15.7
	JnsHnd Balanced Portfolio	US Mutual Fund	Balanced	3.8
	JnsHnd Cautious Managed	UK OEIC	UK Income and Growth	2.0
	JnsHnd Balanced	Dublin OEIC	Balanced	1.7
	JnsHnd Multi-Manager Managed	UK OEIC	Multi Manager	0.4
Alternatives	JnsHnd UK Absolute Return	SICAV	UK Large Cap Absolute Return Equity	4.0
	JnsHnd UK Property PAIF / Feeder	UK OEIC/UT	Property	3.6
	JnsHnd UK Absolute Return	UK OEIC	UK Large Cap Absolute Return Equity	2.9
	JnsHnd Horizon Pan European Alpha	SICAV	Europe Large Cap Long/Short	0.8
	Alphagen Euro Best Ideas	Hedge Fund	Concentrated Pan Europe Equity	0.3
Total				109.9

Note: Numbers may not cast due to rounding.

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Flows: Equities and Fixed Income Equities (US$bn) Fixed Income (US$bn) Redemptions Sales Net sales / (redemptions) Annualised gross sales¹ Annualised gross redemptions¹ 24% 21% 18% 14% 17% 26% 26% 25% 31% 25% (25%) (25%) (20%) (21%) (25%) (25%) (28%) (28%) (39%) (32%) Note: Reflects operational reclassification of existing client’s funds in 4Q18 as detailed on slide 25. 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. 10.8 9.9 8.5 6.8 8.6 (11.5) (11.7) (9.6) (9.9) (12.7) (0.7) (1.8) (1.1) (3.1) (4.1) 4Q17 1Q18 2Q18 3Q18 4Q18 5.2 5.3 5.0 6.0 4.7 (5.0) (5.6) (5.6) (7.6) (6.0) 0.2 (0.3) (0.6) (1.6) (1.3) 4Q17 1Q18 2Q18 3Q18 4Q18

Flows: Quantitative Equities, Multi-Asset and Alternatives Quantitative Equities (US$bn) Multi-Asset (US$bn) Alternatives (US$bn) 6% 13% 3% 10% 3% Annualised gross sales¹ Annualised gross redemptions¹ Redemptions Sales Net sales / (redemptions) 14% 16% 22% 27% 27% 45% 31% 30% 31% 18% (19%) (11%) (10%) (11%) (11%) (17%) (15%) (16%) (15%) (22%) (56%) (51%) (44%) (43%) (69%) Note: Reflects operational reclassification of existing client’s funds in 4Q18 as detailed on slide 25. 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. 1.1 1.3 1.8 2.2 2.3 (1.3) (1.2) (1.3) (1.3) (2.0) (0.2) 0.1 0.5 0.9 0.3 4Q17 1Q18 2Q18 3Q18 4Q18 0.7 1.7 0.4 1.3 0.3 (2.3) (1.4) (1.2) (1.3) (1.4) (1.6) 0.3 (0.8) (0.0) (1.1) 4Q17 1Q18 2Q18 3Q18 4Q18 2.2 1.5 1.4 1.4 0.7 (2.8) (2.5) (2.1) (1.9) (2.9) (0.6) (1.0) (0.7) (0.5) (2.2) 4Q17 1Q18 2Q18 3Q18 4Q18

Total net flows by capability


Total net flows by capability
4Q16 to 4Q18 (US$bn)
Equities
Fixed Income
Quantitative Equities
Multi-Asset
Alternatives
(2.1)
(7.0)
(1.0)
0.7
(2.9)
(2.7)
(2.7)
(4.3)
(8.4)
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18

Note: Data for periods prior to and including 2Q17 presents pro forma flows of JHG as if the merger had occurred at the beginning of the period shown. Reflects operational reclassification of existing client's funds in 4Q18 as detailed on slide 25.

Janus Henderson GROUP PLC
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AUM and flows by capability

All data in US$bn	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
AUM 30 Sep 2017	**182.3**	**79.4**	**49.0**	**30.2**	**19.6**	**360.5**
Sales	10.8	5.2	0.7	1.1	2.2	20.0
Redemptions	(11.5)	(5.0)	(2.3)	(1.3)	(2.8)	(22.9)
Net sales / (redemptions)	(0.7)	0.2	(1.6)	(0.2)	(0.6)	(2.9)
Market / FX	8.1	0.5	2.5	1.6	0.5	13.2
AUM 31 Dec 2017	**189.7**	**80.1**	**49.9**	**31.6**	**19.5**	**370.8**
Sales	9.9	5.3	1.7	1.3	1.5	19.7
Redemptions	(11.7)	(5.6)	(1.4)	(1.2)	(2.5)	(22.4)
Net sales / (redemptions)	(1.8)	(0.3)	0.3	0.1	(1.0)	(2.7)
Market / FX	2.8	0.2	0.2	0.1	0.5	3.8
AUM 31 Mar 2018	**190.7**	**80.0**	**50.4**	**31.8**	**19.0**	**371.9**
Sales	8.5	5.0	0.4	1.8	1.4	17.1
Redemptions	(9.6)	(5.6)	(1.2)	(1.3)	(2.1)	(19.8)
Net sales / (redemptions)	(1.1)	(0.6)	(0.8)	0.5	(0.7)	(2.7)
Market / FX	3.7	(2.9)	0.5	0.3	(0.7)	0.9
AUM 30 Jun 2018	**193.3**	**76.5**	**50.1**	**32.6**	**17.6**	**370.1**
Sales	6.8	6.0	1.3	2.2	1.4	17.7
Redemptions	(9.9)	(7.6)	(1.3)	(1.3)	(1.9)	(22.0)
Net sales / (redemptions)	(3.1)	(1.6)	(0.0)	0.9	(0.5)	(4.3)
Market / FX	9.0	(0.4)	2.8	1.1	(0.2)	12.3
AUM 30 Sep 2018	**199.2**	**74.5**	**52.9**	**34.6**	**16.9**	**378.1**
Sales	8.6	4.7	0.3	2.3	0.7	16.6
Redemptions	(12.7)	(6.0)	(1.4)	(2.0)	(2.9)	(25.0)
Net sales / (redemptions)	(4.1)	(1.3)	(1.1)	0.3	(2.2)	(8.4)
Market / FX	(29.2)	(1.3)	(7.5)	(2.5)	(0.7)	(41.2)
Reclassification[1]	1.7	0.5	–	(2.2)	–	–
AUM 31 Dec 2018	**167.6**	**72.4**	**44.3**	**30.2**	**14.0**	**328.5**

[1] Reflects operational reclassification of existing client's funds.

Janus Henderson
GROUP PLC

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Investment performance

% of AUM outperforming benchmark

Capability	4Q17			1Q18			2Q18			3Q18			4Q18		
	1yr	3yr	5yr	1yr	3yr	5yr	1yr	3yr	5yr	1yr	3yr	5yr	1yr	3yr	5yr
Equities	64%	60%	67%	68%	59%	76%	63%	58%	73%	61%	56%	75%	67%	55%	71%
Fixed Income	93%	95%	98%	96%	96%	97%	87%	93%	98%	79%	92%	94%	36%	88%	93%
Quantitative Equities	90%	27%	87%	91%	46%	88%	47%	25%	87%	21%	8%	83%	20%	11%	15%
Multi-Asset	86%	87%	89%	83%	87%	90%	90%	88%	90%	89%	89%	90%	81%	90%	91%
Alternatives	93%	76%	100%	95%	76%	100%	99%	73%	100%	99%	73%	100%	35%	94%	100%
Total	76%	66%	79%	79%	68%	84%	69%	64%	82%	63%	60%	81%	55%	61%	72%

Note: Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 3% of AUM as at 31 Dec 2017, 4% of AUM as at 31 Mar 2018, 30 Jun 2018 and 30 Sep 2018 and 5% of AUM as at 31 Dec 2018. Capabilities defined by Janus Henderson.

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Mutual fund investment performance

% of mutual fund AUM in top 2 Morningstar quartiles

Capability	4Q17			1Q18			2Q18			3Q18			4Q18		
	1yr	3yr	5yr	1yr	3yr	5yr	1yr	3yr	5yr	1yr	3yr	5yr	1yr	3yr	5yr
Equities	63%	59%	87%	64%	62%	82%	56%	61%	75%	72%	65%	86%	67%	63%	85%
Fixed Income	43%	36%	87%	48%	32%	62%	42%	38%	42%	63%	36%	66%	46%	28%	57%
Quantitative Equities	24%	64%	50%	57%	55%	51%	58%	54%	53%	59%	5%	55%	98%	17%	100%
Multi-Asset	82%	83%	84%	84%	82%	83%	92%	83%	83%	86%	88%	88%	89%	89%	88%
Alternatives	59%	25%	32%	53%	53%	53%	92%	25%	25%	54%	26%	53%	26%	93%	59%
Total	61%	56%	82%	63%	59%	76%	60%	57%	68%	71%	60%	81%	65%	62%	80%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 73%, 67%, 74%, 84% and 82% of total mutual fund AUM were in the top 2 Morningstar quartiles for the 10-year periods ended 31 Dec 2017, 31 Mar 2018, 30 Jun 2018, 30 Sep 2018 and 31 Dec 2018 respectively. For the 1-, 3-, 5- and 10-year periods ending 31 Dec 2018, 57%, 48%, 61% and 64% of the 211, 200, 181 and 146 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on "primary" share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2018 Morningstar, Inc. All Rights Reserved.

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Mutual fund investment performance (cont’d) Group % of mutual fund AUM in top 2 Morningstar quartiles Equities 1 year 3 year 5 year 1 year 3 year 5 year Note: Full performance disclosures detailed on slide 27. Numbers may not cast due to rounding. 2nd quartile 1st quartile 30 36 23 21 39 41 40 40 35 30 44 47 51 50 47 31 27 37 50 26 15 19 17 26 32 38 29 17 31 33 61 63 60 71 65 56 59 57 60 62 82 76 68 81 80 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 31 35 14 11 34 43 42 43 34 26 47 53 57 55 46 32 29 42 61 33 16 20 18 31 37 40 29 18 31 39 63 64 56 72 67 59 62 61 65 63 87 82 75 86 85 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18

Mutual fund investment performance (cont’d) Fixed Income % of mutual fund AUM in top 2 Morningstar quartiles Quantitative Equities 1 year 3 year 5 year 1 year 3 year 5 year 2nd quartile 1st quartile Note: Full performance disclosures detailed on slide 27. Numbers may not cast due to rounding. 57 38 42 52 38 3 5 4 48 24 20 17 46 64 55 16 2 12 50 47 53 55 52 24 57 58 59 98 64 55 54 5 17 50 51 53 55 100 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 11 8 10 11 33 21 14 9 19 14 15 13 13 14 15 32 40 32 52 13 15 18 29 17 13 72 49 29 52 42 43 48 42 63 46 36 32 38 36 28 87 62 42 66 57 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18

Mutual fund investment performance (cont’d) Multi-Asset % of mutual fund AUM in top 2 Morningstar quartiles Alternatives 1 year 3 year 5 year 1 year 3 year 5 year 2nd quartile 1st quartile Note: Full performance disclosures detailed on slide 27. Numbers may not cast due to rounding. 76 78 90 81 84 76 77 80 82 83 78 79 79 82 84 6 6 2 5 4 7 5 3 6 6 6 4 4 6 5 82 84 92 86 89 83 82 83 88 89 84 83 83 88 88 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 28 28 29 1 23 24 23 24 25 24 24 56 59 25 64 25 25 2 29 2 26 93 8 28 1 29 2 59 53 92 54 26 25 53 25 26 93 32 53 25 53 59 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18 4Q17 1Q18 2Q18 3Q18 4Q18

1 Includes seed investments of US$481.3m (including investment securities of consolidated variable interest entities of US$303.9m), investments related to deferred compensation plans of US$128.9m and other investments of US$4.0m as at 30 September 2018; includes seed investments of US$447.5m (including investment securities of consolidated variable interest entities of US$282.7m), investments related to deferred compensation plans of US$120.3m and other investments of US$6.7m as at 31 December 2018. 2 Includes cash and cash equivalents of consolidated variable interest entities of US$41.3m and US$36.2m as at 30 September 2018 and 31 December 2018, respectively. Balance sheet At 31 December 2018, cash and investment securities totalled US$1,491m compared to outstanding debt of US$319m Cash and cash equivalents increased 15%, as cash flow generation was partially offset by dividend payments and stock repurchases Board declared a dividend of US$0.36 per share to be paid on 26 February to shareholders on record at the close of business on 15 February Repurchased approximately 2.2m shares, completing the US$100m buyback programme authorised in 2018 Strong liquidity position Investment securities¹ Cash and cash equivalents² 2025 maturity Balance sheet profile – carrying value (30 Sep 2018 vs 31 Dec 2018) (US$m) 31 Dec 2018 30 Sep 2018

US GAAP: statement of income

US$m, except per share data or as noted	3 months ended		Year ended		
	31 Dec 2018	30 Sep 2018	31 Dec 2018	31 Dec 2017	31 Dec 2017 Pro forma
Revenue					
Management fees	452.3	498.7	1,947.4	1,480.9	1,869.3
Performance fees	3.5	(6.0)	7.1	103.9	84.7
Shareowner servicing fees	37.0	40.2	154.2	87.3	144.5
Other revenue	52.3	48.3	197.7	146.2	197.4
Total revenue	545.1	581.2	2,306.4	1,818.3	2,295.9
Operating expenses					
Employee compensation and benefits	155.8	159.5	613.0	543.3	698.3
Long-term incentive plans	32.3	61.1	188.6	150.8	182.8
Distribution expenses	102.4	112.3	446.7	351.9	447.8
Investment administration	11.6	12.2	46.9	43.8	43.8
Marketing	12.8	7.1	37.9	31.2	62.8
General, administrative and occupancy	62.4	59.9	253.7	202.2	264.5
Depreciation and amortisation	17.8	20.8	69.8	52.8	66.7
Total operating expenses	395.1	432.9	1,656.6	1,376.0	1,766.7
Operating income	150.0	148.3	649.8	442.3	529.2
Interest expense	(4.0)	(4.0)	(15.7)	(11.9)	(18.7)
Investment gains (losses), net	(15.3)	(8.3)	(40.9)	18.0	19.5
Other non-operating income, net	13.5	2.3	68.6	(1.0)	0.5
Income before taxes	144.2	138.3	661.8	447.4	530.5
Income tax provision	(43.4)	(33.2)	(162.2)	211.0	179.6
Net income	100.8	105.1	499.6	658.4	710.1
Net loss (income) attributable to non-controlling interests	6.0	6.1	24.2	(2.9)	(5.5)
Net income attributable to JHG	106.8	111.2	523.8	655.5	704.6
Less: allocation of earnings to participating stock-based awards	(2.8)	(3.0)	(12.7)	(17.3)	(19.9)
Net income attributable to JHG common shareholders	104.0	108.2	511.1	638.2	684.7
Diluted weighted-average shares outstanding (m)	194.1	195.9	195.9	162.3	197.9
Diluted EPS (in US$)	0.54	0.55	2.61	3.93	3.46

Note: Prior periods reflect the reclassification of certain revenue amounts from Other revenue to Shareowner servicing fees. Pro forma results are based on the combined results of JHG as if the merger took place at the beginning of the period. Pro forma FY17 numbers updated to reflect the adoption of the new revenue recognition standard, with a reconciliation shown on slide 37.

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Adjusted: statement of income

US$m, except per share data or as noted	3 months ended		Year ended	
	31 Dec 2018	30 Sep 2018	31 Dec 2018	31 Dec 2017 Pro forma
Revenue				
Management fees	452.3	498.7	1,947.4	1,869.3
Performance fees	3.5	(6.0)	7.1	84.7
Shareowner servicing fees	37.0	40.2	154.2	144.5
Other revenue	52.3	48.3	197.7	197.4
Distribution expenses	(102.4)	(112.3)	(446.7)	(447.8)
Total adjusted revenue	442.7	468.9	1,859.7	1,848.1
Operating expenses				
Employee compensation and benefits	151.4	151.4	591.6	644.2
Long-term incentive plans	32.5	51.1	178.0	165.2
Investment administration	11.6	12.2	46.2	43.8
Marketing	12.7	7.1	37.9	33.9
General, administrative and occupancy	60.5	58.6	246.9	198.7
Depreciation and amortisation	8.7	8.0	33.1	30.4
Total adjusted operating expenses	277.4	288.4	1,133.7	1,116.2
Adjusted operating income	165.3	180.5	726.0	731.9
Interest expense	(3.1)	(3.2)	(12.6)	(16.0)
Investment gains (losses), net	(15.3)	(8.3)	(40.9)	6.3
Other non-operating income (expenses), net	13.8	4.8	22.6	2.2
Adjusted income before taxes	160.7	173.8	695.1	724.4
Income tax provision	(49.2)	(41.3)	(169.7)	(214.5)
Adjusted net income	111.5	132.5	525.4	509.9
Net loss (income) attributable to non-controlling interests	6.0	6.1	24.2	(5.5)
Adjusted net income attributable to JHG	117.5	138.6	549.6	504.4
Less: allocation of earnings to participating stock-based awards	(3.2)	(3.7)	(13.4)	(14.2)
Adjusted net income attributable to JHG common shareholders	114.3	134.9	536.2	490.2
Diluted weighted-average shares outstanding (m)	194.1	195.9	195.9	197.9
Adjusted diluted EPS (in US$)	0.59	0.69	2.74	2.48

Note: Prior periods reflect the reclassification of certain revenue amounts from Other revenue to Shareowner servicing fees. FY17 pro forma data presents results of JHG as if the merger had occurred at the beginning of the period shown. See adjusted financial measures reconciliation on slides 34 and 35 for additional information. FY17 numbers updated to reflect the adoption of the new revenue recognition standard, with a reconciliation shown on slide 37.

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Alternative performance measures Reconciliation of adjusted financial measures Note: FY17 pro forma data presents results of JHG as if the merger had occurred at the beginning of the period shown. Reconciliation to be used in conjunction with slide 35. Footnotes included on slide 36. FY17 numbers updated to reflect the adoption of the new revenue recognition standard, with a reconciliation shown on slide 37. 3 months ended Year ended 31 Dec 2018 30 Sep 2018 31 Dec 2018 31 Dec 2017 Pro forma Reconciliation of revenue to adjusted revenue Revenue 545.1 581.2 2,306.4 2,295.9 Distribution expenses¹ (102.4) (112.3) (446.7) (447.8) Adjusted revenue 442.7 468.9 1,859.7 1,848.1 Reconciliation of operating income to adjusted operating income Operating income 150.0 148.3 649.8 529.2 Employee compensation and benefits² 4.4 8.1 21.4 54.1 Long-term incentive plans² (0.2) 10.0 10.6 17.6 Investment administration² – – 0.7 – Marketing² 0.1 – – 28.9 General, administrative and occupancy² 1.9 1.3 6.8 65.8 Depreciation and amortisation³ 9.1 12.8 36.7 36.3 Adjusted operating income 165.3 180.5 726.0 731.9 Operating margin 27.5% 25.5% 28.2% 23.0% Adjusted operating margin 37.3% 38.5% 39.0% 39.6% US$m, except margin data

Alternative performance measures (cont'd)

Reconciliation of adjusted financial measures

US$m, except per share data	3 months ended		Year ended	
	31 Dec 2018	30 Sep 2018	31 Dec 2018	31 Dec 2017 Pro forma
Reconciliation of net income to adjusted net income, attributable to JHG				
Net income attributable to JHG	**106.8**	**111.2**	**523.8**	**704.6**
Employee compensation and benefits[2]	4.4	8.1	21.4	54.1
Long-term incentive plans[2]	(0.2)	10.0	10.6	17.6
Investment administration[2]	–	–	0.7	–
Marketing[2]	0.1	–	–	28.9
General, administrative and occupancy[2]	1.9	1.3	6.8	65.8
Depreciation and amortisation[3]	9.1	12.8	36.7	36.3
Interest expense[4]	0.9	0.8	3.1	2.7
Investment gains (losses), net[5]	–	–	–	(13.2)
Other non-operating income (expense)[4]	0.3	2.5	(46.0)	1.7
Income tax provision[6]	(5.8)	(8.1)	(7.5)	(394.1)
Adjusted net income attributable to JHG	**117.5**	**138.6**	**549.6**	**504.4**

Diluted earnings per share (in US$)	**0.54**	**0.55**	**2.61**	**3.46**
Adjusted diluted earnings per share (in US$)	**0.59**	**0.69**	**2.74**	**2.48**

Note: FY17 pro forma data presents results of JHG as if the merger had occurred at the beginning of the period shown. Reconciliation to be used in conjunction with slide 34. Footnotes included on slide 36. FY17 numbers updated to reflect the adoption of the new revenue recognition standard, with a reconciliation shown on slide 37.

Janus Henderson GROUP PLC
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Alternative performance measures (cont’d) Footnotes to reconciliation of adjusted financial measures 1 Distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenue in the computation of net revenue reflects the nature of these expenses, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM. 2 Adjustments primarily represent deal and integration costs in relation to the Merger. The costs primarily represent severance costs, legal costs and consulting fees. JHG management believes these costs do not represent the ongoing operations of the Group. 3 Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group. 4 Adjustments primarily represent fair value movements on options issued to Dai-ichi, deferred consideration costs associated with acquisitions and increased debt expense as a consequence of the fair value uplift on the debt due to acquisition accounting. JHG management believes these costs do not represent the ongoing operations of the Group. The options issued to Dai-ichi expired on 3 October 2018. 5 Adjustments primarily relate to the gain recognised on disposal of the alternative UK small cap team (‘Volantis team’) on 1 April 2017 and adjustments related to deferred consideration costs for prior acquisitions. JHG management believes these costs do not represent the ongoing operations of the Group. 6 The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Note: FY17 pro forma data presents results of JHG as if the merger had occurred at the beginning of the period shown. 1 Reflects the reclassification of US$24.8m from Other revenue to Shareowner servicing fees. US$m 12 months ended 31 Dec 2017 previously reported, after revenue reclassification1 Adjustment 31 Dec 2017 updated Revenue Management fees 1,853.5 15.8 1,869.3 Performance fees 84.7 – 84.7 Shareowner servicing fees 144.5 – 144.5 Other revenue 99.9 97.5 197.4 Total revenue 2,182.6 113.3 2,295.9 Distribution expenses (334.5) (113.3) (447.8) Total revenue, net of distribution expenses 1,848.1 – 1,848.1 Reconciliation: revenue recognition standard Impact of adoption of new revenue recognition standard Pro forma US GAAP statement of income extract

4Q18 (US$m) 3Q18 (US$m) 4Q17 (US$m) AUM generating 4Q18 pfees (US$bn) # of funds generating 4Q18 pfees Frequency Timing SICAVs 0.1 0.0 9.3 – – 23 annually; 2 quarterly 23 at June; 2 on quarters Offshore Absolute Return 0.3 1.2 3.0 0.4 3 Quarterly / Annually Various Segregated Mandates1 14.7 3.2 21.6 12.2 11 Quarterly / Annually Various UK OEICs & Unit Trusts 0.0 0.0 5.9 – – Quarterly Various Investment Trusts 0.0 0.2 2.7 – – Annually Various US Mutual Funds2 (11.5) (10.6) (9.0) 37.8 17 Monthly Monthly Total 3.5 (6.0) 33.5 50.4 31 Performance fees Note: Performance fees include prior quarter accrual true-ups. 4Q18 performance fees do not cast due to rounding. 1 Segregated Mandates includes Private Accounts (legacy Janus product categorisation), Managed CDOs and Private Equity. 2 AUM data presents US Mutual Fund AUM subject to performance fees as at 31 Dec 2018. Janus Investment Funds and Janus Aspen Series Portfolios are counted as distinct and separate funds.

US mutual funds with performance fees

Mutual funds with performance fees[1]	AUM 31 Dec 2018 US$m	Benchmark	Base fee	Performance fee[2]	Performance cap/(floor) vs benchmark	4Q18 P&L impact US$'000
Research Fund[3]	12,149	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(4,014)
Forty Fund[3] and Portfolio	11,720	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(3,388)
Global Research Fund and Portfolio	3,120	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(361)
Mid Cap Value Fund and Portfolio	3,023	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(1,023)
Small Cap Value Fund	2,591	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	(565)
Contrarian Fund	2,231	S&P 500® Index	0.64%	± 15 bps	± 7.00%	(1,029)
Overseas Fund and Portfolio	1,909	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(902)
Research Portfolio[4]	456	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(194)
Global Real Estate Fund	273	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	48
Global Value Fund	195	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(84)
Large Cap Value Fund	93	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(53)
Select Value Fund	54	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	18
Asia Equity Fund	23	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	(0)
Total	**37,836**					**(11,548)**

Note: AUM data shown on a managed view. Numbers may not cast due to rounding.

[1] The funds listed have a performance-based investment advisory fee that adjusts up or down based on performance relative to a benchmark over 36-month rolling periods. Please see the funds' Statements of Additional Information for more details and benchmark information.

[2] Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations.

[3] The Janus Fund merged into the Research Fund and the Twenty Fund merged into the Forty Fund effective 1 May 2017. For two years, the investment advisory fee will be waived to the lesser of the investment advisory fee rate payable by the surviving fund, or the investment advisory fee rate that the merged fund would have paid if the merger did not occur.

[4] Until 1 May 2020, the portion of performance for periods prior to 1 May 2017 will be compared to the Portfolio's former benchmark, the Core Growth Index (50% S&P 500® Index / 50% Russell 1000® Growth Index). Prior to 1 May 2017, the performance fee hurdle was ± 4.5% vs the Core Growth Index.

Janus Henderson GROUP PLC
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Long-term incentive compensation

Estimated future long-term incentive compensation amortisation

US$m	Amount remaining to expense	2019	2020	2021	2022
2016 annual grant	8	7	1	–	–
2017 annual grant	22	17	5	–	–
2018 annual grant	80	51	23	6	–
Estimated 2019 annual grant[1]	140-150	74	48	20	3
Other[2]	100	32	28	22	18
Total long-term incentive compensation	**355**	**181**	**105**	**48**	**21**

Note: 2016, 2017 and 2018 annual grants generally vest over three and four years. 2019 annual grants generally vest over three years. Assumes no forfeitures in future periods. Assumes no change in future values related to market or currency, which would impact expense related to cash based awards (MFSAs and DEP funds) and social security expense upon vesting.

[1] Estimated 2019 annual grant based on amounts expected to be granted associated with the annual award process. Actual awards are expected to come in between US$140m and US$150m.

[2] Includes retention and recruiting awards, other subsidiary grants and social security expense. Social security expense is estimated based on amount of existing awards expected to vest in that year.

Janus Henderson GROUP PLC

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Contacts Investor enquiries John Groneman Global Head of Investor Relations +44 (0) 20 7818 2106 john.groneman@janushenderson.com Jim Kurtz US Investor Relations Manager +1 (303) 336 4529 jim.kurtz@janushenderson.com Melanie Horton Non-US Investor Relations Manager +44 (0) 20 7818 2905 melanie.horton@janushenderson.com Investor Relations investor.relations@janushenderson.com Media enquiries North America: Taylor Smith +1 303 336 5031 taylor.smith@janushenderson.com EMEA: Natasha Moore +44 (0) 20 7818 3521 natasha.moore@janushenderson.com United Kingdom: FTI Consulting Tom Blackwell +44 (0) 20 3727 1051 tom.blackwell@FTIConsulting.com Asia Pacific: Honner Michael Mullane +61 28248 3740 michaelmullane@honner.com.au

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. The Morningstar RatingTM for funds, or "star rating", is calculated for funds with at least a three-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The Morningstar Rating does not include any adjustment for sales loads. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. Ratings may vary by share class. As at 31 Dec 2018, 39%, 58% and 51% of US funds have a 4 or 5 star Morningstar RatingTM for the 3-, 5-, and 10-year periods, respectively. Based on primary share class (Class I Shares, Institutional Shares or share class with longest history) for 56, 50 and 39 funds, respectively. 56 funds were included in the analysis for the Overall period. Ratings and/or rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the rating/ranking. When an expense waiver is in effect, it may have a material effect on the total return or yield, and therefore the ranking and/or rating for the period. Forward looking information This presentation includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December 2017, on file with the Securities and Exchange Commission (Commission file no. 001-3810), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised. Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. No public offer The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments. Not all products or services are available in all jurisdictions. Mutual funds in the US distributed by Janus Henderson Distributors. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money. Janus Henderson, Janus, Henderson, Intech, Alphagen and Knowledge. Shared are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc. Janus Henderson Investors 201 Bishopsgate, London EC2M 3AE Tel: 020 7818 1818 Fax: 020 7818 1819